Exhibit 99.1
CONTACT:
Gary H. Schoenfeld
President and Chief Executive Officer
(714) 414-4646
FOR IMMEDIATE RELEASE
PACIFIC SUNWEAR ANNOUNCES MICHAEL KAPLAN HIRED AS SENIOR VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER
ANAHEIM, CA., April 20, 2011— Pacific Sunwear of California, Inc. (NASDAQ: PSUN, the “Company”) today announced that Michael Kaplan will join the Company as Senior Vice President and Chief Financial Officer, effective May 2, 2011. He will be replacing Mike Henry who became interim CFO in November 2007 and was named CFO in January 2008.
“Michael is a highly regarded, operations-oriented financial executive with extensive experience in a number of critical areas including inventory management, cost control, real estate and store labor,” said Gary H. Schoenfeld, President and Chief Executive Officer. “His 16 years at Disney and five years combined as CFO of the Gap Outlet division and then CFO/SVP for Banana Republic gives him an excellent background for joining PacSun and rounding out the executive team that we have been building over the past year and a half.”
Most recently, Mr. Kaplan was Chief Financial Officer of Harbor Freight Tools, a privately held 349-store retailer of proprietary branded tools. Prior to joining Harbor Freight Tools in 2010, he was a senior executive of Gap, Inc. from 2005 to 2010. From 1989 to 2005, Mr. Kaplan held various financial positions with The Walt Disney Company including Vice President of Financial Planning and Control for the Disneyland resort division from 2001-2005.
Mr. Kaplan is a CPA and a graduate of the University of California at Los Angeles.
Mr. Schoenfeld concluded, “I would like to thank Mike Henry for his many years of service to PacSun, and we wish him well in his future endeavors.”
About Pacific Sunwear of California, Inc.
Pacific Sunwear of California, Inc. and its subsidiaries (collectively, the “Company” or “PacSun”) is a leading specialty retailer rooted in the action sports, fashion and music influences of the California lifestyle. The Company sells a combination of branded and proprietary casual apparel, accessories and footwear designed to appeal to teens and young adults. As of April 20, 2011, the Company currently operates 828 stores in 50 states and Puerto Rico. PacSun’s website address is www.pacsun.com.
3450 E. Miraloma Avenue, Anaheim, CA 92806

Pacific Sunwear Safe Harbor
This press release contains “forward-looking statements.” In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. These statements are not historical facts and involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Uncertainties that could adversely affect the Company’s business and results include, among others, the following factors: increased sourcing and product costs; adverse changes in economic conditions generally; adverse changes in consumer spending; changes in consumer demands and preferences; higher than expected same-store sales declines; higher than anticipated markdowns and/or higher than estimated selling, general and administrative costs; currency fluctuations; competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion risk; lower than expected sales from private label merchandise; reliance on key personnel; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors as a result of natural disasters or terrorist acts, which could cause unexpected delays in store relocations, renovations or expansions; reliance on foreign sources of production; and other risks outlined in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the year ended January 29, 2011, and subsequent periodic reports filed with the SEC. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.
3450 E. Miraloma Avenue, Anaheim, CA 92806